Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of First Eagle Funds of our report dated December 22, 2023 relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR of the funds indicated in Appendix A for the year ended October 31, 2023. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

New York, New York

February 26, 2024

Appendix A

First Eagle Global Fund*

First Eagle Overseas Fund*

First Eagle U.S. Value Fund*

First Eagle Gold Fund*

First Eagle Global Income Builder Fund

First Eagle Rising Dividend Fund

First Eagle Small Cap Opportunity Fund

First Eagle U.S. Smid Cap Opportunity Fund

First Eagle Global Real Assets Fund*

First Eagle High Yield Municipal Fund (formerly known as First Eagle High Income Fund)

*Consolidated financial statements